Exhibit 99.1

News Release NYSE: MYE

Contacts:
Gregg Branning, Senior Vice President
& Chief Financial Officer (330) 761-6303

Monica Vinay, Vice President, Investor
Relations & Treasurer (330) 761-6212

Myers Industries Enters Into New $200 Million Credit Facility

December 16, 2013, Akron, Ohio – Myers Industries, Inc. (NYSE: MYE) today announced that on Friday, December 13, 2013, the Company entered into a five-year, $200 million senior secured revolving credit facility with seven lending banks, replacing its previous senior credit facility that was scheduled to expire in November 2015. The senior credit facility was jointly arranged by J. P. Morgan Securities LLC and U.S. Bank National Association. JPMorgan Chase Bank, National Association, served as Administrative Agent.

“This credit facility provides the Company long-term financing at attractive pricing and flexibility through 2018. Together with our recent $100 million private placement of notes, the Company has capacity to fund its strategic initiatives,” said Greggory Branning, Senior Vice President and Chief Financial Officer.

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment, and supplies for the tire, wheel, and undervehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

1293 South Main Street ¡ Akron, Ohio 44301 ¡ (330) 253-5592 ¡ Fax: (330) 761-6156	NYSE / MYE